                                                                Exhibit 4.2

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
--------------------------------------------------------------------------------

Warrant No. 1                                     Number of Shares:  50,000
Date of Issuance: January 12, 2000                (subject to adjustment)

                              INSILICON CORPORATION

                          COMMON STOCK PURCHASE WARRANT

     inSilicon Corporation, a Delaware corporation (the "CORPORATION"), for value received, hereby certifies that Phoenix Technologies Ltd. ("Phoenix"), or its registered assigns (the "REGISTERED HOLDER"), is entitled, subject to the terms set forth below, to purchase from the Corporation, at any time after the date hereof and on or before the Expiration Date (as defined in Section 5 below), up to 50,000 shares (as adjusted from time to time pursuant to the provisions of this Warrant) of Common Stock of the Corporation, at a purchase price of $.01 per share. The shares purchasable upon exercise of this Warrant and the purchase price per share, as adjusted from time to time pursuant to the provisions of this Warrant, are sometimes hereinafter referred to as the "WARRANT STOCK" and the "PURCHASE PRICE," respectively.

     This Warrant is issued pursuant to a Contribution Agreement dated as of November 30, 1999 between the Corporation and Phoenix (the "CONTRIBUTION AGREEMENT") and is subject to the terms and conditions of the Contribution Agreement.

     1.   EXERCISE.

         (a) MANNER OF EXERCISE. This Warrant may be exercised by the Registered Holder, in whole or in part, by surrendering this Warrant, with the purchase form appended hereto as EXHIBIT A duly executed by such Registered Holder or by such Registered Holder's duly authorized attorney, at the principal office of the Corporation, or at such other office or agency as the Corporation may designate, accompanied by payment in full of the Purchase Price payable in respect of the number of shares of Warrant Stock purchased upon such exercise. The Purchase Price may be paid by cash, check, wire transfer or by the surrender of promissory notes or other instruments representing indebtedness of the Corporation to the Registered Holder.

         (b) EFFECTIVE TIME OF EXERCISE. Each exercise of this Warrant shall be deemed to have been effected immediately prior to the close of business on the day on which this Warrant shall have been surrendered to the Corporation as provided in Section 1(a) above. At such time, the person or persons in whose name or names any certificates for Warrant Stock shall be issuable upon such exercise as provided in Section 1(d) below shall be deemed to have become the holder or holders of record of the Warrant Stock represented by such certificates.

         (c) NET ISSUE EXERCISE.

              (i) In lieu of exercising this Warrant in the manner provided above in Section 1(a), the Registered Holder may elect to receive shares equal to the value of this Warrant (or the portion thereof being canceled) by surrender of this Warrant at the principal office of the Corporation together with notice of such election in which event the Corporation shall issue to holder a number of shares of Warrant Stock computed using the following formula:

                                  X = Y (A - B)
                                        -------
                                           A
Where    X = The number of shares of Warrant Stock to be issued to the
                Registered Holder.

         Y = The number of shares of Warrant Stock purchasable under this Warrant, or if only a portion of the Warrant is being exercised, the portion of the Warrant being canceled (at the date of such calculation).

         A = The fair market value of one share of Warrant Stock (at the date of such calculation).

         B = The Purchase Price (as adjusted to the date of such calculation).

              (ii) For purposes of this Section 1(c), the fair market value of one share of Warrant Stock on the date of calculation shall mean with respect to each share of Warrant Stock:

                   (A) if the exercise is in connection with an initial public offering of the Corporation's Common Stock, and if the Corporation's Registration Statement relating to such public offering has been declared effective by the Securities and Exchange Commission, then the fair market value per share of Common Stock shall be the product of (x) initial "Price to Public" specified in the final prospectus with respect to the offering and (y) the number of shares of Common Stock into which each share of Warrant Sock is convertible at the date of calculation;

                   (B) if this Warrant is exercised after, and not in connection with, the Corporation's initial public offering, and if the Corporation's Common Stock is traded on a securities exchange or The Nasdaq Stock Market or actively traded over-the-counter:

                        (1) if the Corporation's Common Stock is traded on a securities exchange or The Nasdaq Stock Market, the fair market value shall be deemed to be the product of (x) the average of the closing prices over a thirty
(30) day period ending three days before date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Sock is convertible at the date of calculation; or

                        (2) if the Corporation's Common Stock is actively traded over-the-counter, the fair market value shall be deemed to be the product of (x) the average of the closing bid or sales price (whichever is applicable) over the thirty (30) day period ending three days before the date of calculation and (y) the number of shares of Common Stock into which each share of Warrant Sock is convertible at the date of calculation; or

                   (C) if neither (A) nor (B) is applicable, the fair market value shall be at the highest price per share which the Corporation could obtain on the date of calculation from a willing buyer (not a current employee or director) in an "arms-length" transaction for shares of Warrant Stock sold by the Corporation, from authorized but unissued shares, as determined in good faith by the Board of Directors, unless the Corporation is at such time subject to a merger or acquisition as described in Section 5(b) below, in which case the fair market value per share of Warrant Stock shall be deemed to be the value of the consideration per share received by the holders of such stock pursuant to such acquisition.

              (d) DELIVERY TO HOLDER. As soon as practicable after the exercise of this Warrant in whole or in part, and in any event within ten (10) days thereafter, the Corporation at its expense will cause to be issued in the name of, and delivered to, the Registered Holder, or as such Holder (upon payment by such Holder of any applicable transfer taxes) may direct:

                 (i) a certificate or certificates for the number of shares of Warrant Stock to which such Registered Holder shall be entitled, and

                 (ii) in case such exercise is in part only, a new warrant or warrants (dated the date hereof) of like tenor, calling in the aggregate on the face or faces thereof for the number of shares of Warrant Stock equal (without giving effect to any adjustment therein) to the number of such shares called for on the face of this Warrant minus the number of such shares purchased by the Registered Holder upon such exercise as provided in Section 1(a) above.

     2.  ADJUSTMENTS.

         (a) STOCK SPLITS AND DIVIDENDS. If outstanding shares of the Corporation's Common Stock shall be subdivided into a greater number of shares or a dividend in Common Stock shall be paid in respect of Common Stock, the Purchase Price in effect immediately prior to such subdivision or at the record date of such dividend shall simultaneously with the effectiveness of such subdivision or immediately after the record date of such dividend be proportionately reduced. If outstanding shares of Common Stock shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall, simultaneously with the effectiveness of such combination, be proportionately increased. When any adjustment is required to be made in the Purchase Price pursuant to this Section 2(a), the number of shares of Common Stock purchasable upon the exercise of this Warrant shall be changed to the number determined by dividing (i) an amount equal to the number of shares issuable upon the exercise of this Warrant immediately prior to such adjustment, multiplied by the Purchase Price in effect immediately prior to such adjustment, by (ii) the Purchase Price in effect immediately after such adjustment.

         (b) RECLASSIFICATION, ETC. In case of any reclassification or change of the outstanding securities of the Corporation or of any reorganization of the Corporation (or any other corporation the stock or securities of which are at the time receivable upon the exercise of this Warrant) or any similar corporate reorganization on or after the date hereof, then and in each such case the Registered Holder, upon the exercise hereof at any time after the consummation of such reclassification, change, reorganization, merger or conveyance, shall be entitled to receive, in lieu of the stock or other securities and property receivable upon the exercise hereof prior to such consummation, the stock or other securities or property to which such holder would have been entitled upon such consummation if such holder had exercised this Warrant immediately prior thereto, all subject to further adjustment as provided in this Section 2; and in each such case, the terms of this Section 2 shall be applicable to the shares of stock or other securities properly receivable upon the exercise of this Warrant after such consummation.

         (c) ADJUSTMENTS FOR DIVIDENDS IN STOCK OR OTHER SECURITIES OR PROPERTIES. If the holders of the securities as to which purchase rights under this Warrant exist at the time shall have received, or, on or after the record date fixed for the determination of eligible stockholders, shall have become entitled to receive, without payment therefor, other or additional stock or other securities or property (other than cash) of the Corporation by way of dividend, then and in each case, this Warrant shall represent the right to acquire, in addition to the number of shares of the security receivable upon exercise of this Warrant, and without payment of any additional consideration therefor, the amount of such other or additional stock or other securities or property (other than cash) of the Corporation that such holder would hold on the date of such exercise had it been the holder of record of the security receivable upon exercise of this Warrant on the date hereof and had thereafter, during the period from the date hereof to and including the date of such exercise, retained such shares and/or all other additional stock available by it as aforesaid during such period, giving effect to all adjustments called for during such period by the provisions of this Section 2.

         (d) ADJUSTMENT CERTIFICATE. When any adjustment is required to be made in the Warrant Stock or the Purchase Price pursuant to this Section 2, the Corporation shall promptly mail to the Registered Holder a certificate setting forth (i) a brief statement of the facts requiring such adjustment, (ii) the Purchase Price after such adjustment and (iii) the kind and amount of stock or other securities or property into which this Warrant shall be exercisable after such adjustment.

     3.  TRANSFERS.

         (a) UNREGISTERED SECURITY. Each holder of this Warrant acknowledges that this Warrant, the Warrant Stock and the Common Stock of the Corporation have not been registered under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and agrees not to sell, pledge, distribute, offer for sale, transfer or otherwise dispose of this Warrant, any Warrant Stock issued upon its exercise or any Common Stock issuable upon conversion of the Warrant in the absence of (i) an effective registration statement under the Securities Act as to this Warrant, such Warrant Stock or such Common Stock and registration or qualification of this Warrant, such Warrant Stock or such Common Stock under any applicable U.S. federal or state securities law then in effect or (ii) an opinion of counsel, satisfactory to the Corporation, that such registration and qualification are not required. Each certificate or other instrument for Warrant Stock issued upon the exercise of this Warrant shall bear a legend substantially to the foregoing effect.

         (b) TRANSFERABILITY. Subject to the provisions of Section 3(a) hereof all rights hereunder are transferable, in whole or in part, upon surrender of the Warrant with a properly executed assignment (in the form of EXHIBIT B hereto) at the principal office of the Corporation; PROVIDED, HOWEVER, that this Warrant may not be transferred in part unless the transferee acquires the right to purchase at least 2,000 shares (as adjusted pursuant to Section 2) of Common Stock hereunder.

         (c) WARRANT REGISTER. The Corporation will maintain a register containing the names and addresses of the Registered Holders of this Warrant. Until any transfer of this Warrant is made in the warrant register, the Corporation may treat the Registered Holder of this Warrant as the absolute owner hereof for all purposes; PROVIDED, HOWEVER, that if this Warrant is properly assigned in blank, the Corporation may (but shall not be required to) treat the bearer hereof as the absolute owner hereof for all purposes, notwithstanding any notice to the contrary. Any Registered Holder may change such Registered Holder's address as shown on the warrant register by written notice to the Corporation requesting such change.

     4. NO IMPAIRMENT. The Corporation will not, by amendment of its charter or through reorganization, consolidation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will (subject to Section 13 below) at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the holder of this Warrant against impairment.

     5. TERMINATION. This Warrant (and the right to purchase securities upon exercise hereof) shall terminate upon the earliest to occur of the following (the "EXPIRATION DATE"): (a) May 31, 2002 and (b) the sale, conveyance or disposal of, all or substantially all of the Corporation's property or business or the Corporation's merger into or consolidation with any other corporation (other than a wholly owned subsidiary corporation) or any other transaction or series of related transactions in which stockholders of the Corporation immediately prior to such event do not own fifty percent (50%) or more of the voting power of the surviving corporation; PROVIDED that this Section 5(b) shall not apply to a merger effected exclusively for the purpose of changing the domicile of the Corporation.

     6. NOTICES OF CERTAIN TRANSACTIONS. In case:

         (a) the Corporation shall take a record of the holders of its Common Stock (or other stock or securities at the time deliverable upon the exercise of this Warrant) for the purpose of entitling or enabling them to receive any dividend or other distribution, or to receive any right to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, to subscribe for or purchase any shares of stock of any class or any other securities, or to receive any other right, or

         (b) of any capital reorganization of the Corporation, any reclassification of the capital stock of the Corporation, any consolidation or merger of the Corporation, any consolidation or merger of the Corporation with or into another corporation (other than a consolidation or merger in which the Corporation is the surviving entity), or any transfer of all or substantially all of the assets of the Corporation, or

         (c) of the voluntary or involuntary dissolution, liquidation or winding-up of the Corporation,

then, and in each such case, the Corporation will mail or cause to be mailed to the Registered Holder of this Warrant a notice specifying, as the case may be,
(i) the date on which a record is to be taken for the purpose of such dividend, distribution or right, and stating the amount and character of such dividend, distribution or right, or (ii) the effective date on which such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up is to take place, and the time, if any is to be fixed, as of which the holders of record of Common Stock (or such other stock or securities at the time deliverable upon such reorganization, reclassification, consolidation, merger, transfer, dissolution, liquidation or winding-up) are to be determined. Such notice shall be mailed at least ten (10) business days prior to the record date or effective date for the event specified in such notice.

     7. RESERVATION OF STOCK. The Corporation will at all times reserve and keep available, solely for the issuance and delivery upon the exercise of this Warrant, such shares of Warrant Stock and other stock, securities and property, as from time to time shall be issuable upon the exercise of this Warrant.

     8. EXCHANGE OF WARRANTS. Upon the surrender by the Registered Holder of any Warrant or Warrants, properly endorsed, to the Corporation at the principal office of the Corporation, the Corporation will, subject to the provisions of
Section 3 hereof, issue and deliver to or upon the order of such Holder, at the Corporation's expense, a new Warrant or Warrants of like tenor, in the name of such Registered Holder or as such Registered Holder (upon payment by such Registered Holder of any applicable transfer taxes) may direct, calling in the aggregate on the face or faces thereof for the number of shares of Common Stock called for on the face or faces of the Warrant or Warrants so surrendered.

     9. REPLACEMENT OF WARRANTS. Upon receipt of evidence reasonably satisfactory to the Corporation of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to the Corporation, or (in the case of mutilation) upon surrender and cancellation of this Warrant, the Corporation will issue, in lieu thereof, a new Warrant of like tenor.

     10. NOTICES. Any notice required or permitted by this Warrant shall be in writing and shall be deemed sufficient upon receipt, when delivered personally or by courier, overnight delivery service or confirmed facsimile, or forty-eight
(48) hours after being deposited in the regular mail as certified or registered mail (airmail if sent internationally) with postage prepaid, addressed (a) if to the Registered Holder, to the address of the Registered Holder most recently furnished in writing to the Corporation and (b) if to the Corporation, to the address set forth below or subsequently modified by written notice to the Registered Holder.

     11. NO RIGHTS AS STOCKHOLDER. Until the exercise of this Warrant, the Registered Holder of this Warrant shall not have or exercise any rights by virtue hereof as a stockholder of the Corporation.

     12. NO FRACTIONAL SHARES. No fractional shares of Common Stock will be issued in connection with any exercise hereunder. In lieu of any fractional shares which would otherwise be issuable, the Corporation shall pay cash equal to the product of such fraction multiplied by the fair market value of one share of Common Stock on the date of exercise, as determined in good faith by the Corporation's Board of Directors.

     13. AMENDMENT OR WAIVER. The terms of this Warrant may be amended or waived only upon written consent of the Corporation and the Registered Holder thereof.

     14. HEADINGS. The headings in this Warrant are for purposes of reference only and shall not limit or otherwise affect the meaning of any provision of this Warrant.

     15. GOVERNING LAW. This Warrant shall be governed, construed and interpreted in accordance with the laws of the State of California, without giving effect to principles of conflicts of law.



                                       INSILICON CORPORATION


                                       By /s/ WAYNE C. CANTWELL
                                          ---------------------

                                       Address:    411 East Plumeria Drive
                                                   San Jose, CA 95134

                                       Fax Number: (408) 570-1000

                                    EXHIBIT A

                                  PURCHASE FORM


To:  INSILICON CORPORATION                          Dated:

     The undersigned, pursuant to the provisions set forth in the attached Warrant No. _____, hereby irrevocably elects to purchase _______ shares of the Common Stock covered by such Warrant and herewith makes payment of $_________, representing the full purchase price for such shares at the price per share provided for in such Warrant.

     The undersigned acknowledges that it has reviewed the representations and warranties contained in Section 3.2 of the Contribution Agreement (as defined in the Warrant) and by its signature below hereby makes such representations and warranties to the Corporation. Defined terms contained in such representations and warranties shall have the meanings assigned to them in the Contribution Agreement, PROVIDED that the term "Purchaser" shall refer to the undersigned and the term "Securities" shall refer to the Warrant Stock.





                               Signature:
                                         -----------------------------------
                               Name (print):
                                            --------------------------------
                               Title (if applicable)
                                                    ------------------------
                               Corporation (if applicable):
                                                           -----------------

                                    EXHIBIT B

                                 ASSIGNMENT FORM

     FOR VALUE RECEIVED, _________________________________________ hereby sells, assigns and transfers all of the rights of the undersigned under the attached Warrant with respect to the number of shares of Common Stock covered thereby set forth below, to:

     NAME OF ASSIGNEE            ADDRESS/FAX NUMBER               NO. OF SHARES






Dated:                             Signature:
      -----------------                      --------------------------------

                                             --------------------------------

                                   Witness:
                                             --------------------------------